UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2017

TELEFLEX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 East Swedesford Road, Suite 400, Wayne, Pennsylvania, 19087

(Address of principal executive offices) (Zip Code)

(610) 225-6800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On September 4, 2017, Teleflex Incorporated, a Delaware corporation (“Teleflex”), Teleflex Urology Limited, a private limited company incorporated under the laws of Ireland (“Teleflex Urology”), Naples Merger Sub Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Teleflex Urology and an indirect wholly-owned subsidiary of Teleflex, NeoTract, Inc., a Delaware corporation (the “NeoTract”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in the capacity as the stockholder representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, Merger Sub will be merged with and into NeoTract (the “Merger”), with NeoTract as the surviving corporation as a wholly-owned subsidiary of Teleflex Urology. At the closing, Teleflex Urology will pay a purchase price of $725 million in cash, subject to customary purchase price adjustments, and the Merger Agreement provides for additional milestone payments by Teleflex Urology of up to $375 million in the aggregate, which milestone payments, as further described below, are each subject to certain net sales requirements with respect to sales of certain products as further described below and in the Merger Agreement.

•	2018 Initial Milestone Payment. If Net Sales (as defined in the Merger Agreement) for the period from January 1, 2018 through April 30, 2018 are equal to or greater than $40,000,000, Teleflex Urology will pay additional merger consideration of $75,000,000. If Net Sales for such period are less than $40,000,000, Teleflex Urology will pay additional merger consideration equal to the product of (A) $75,000,000 and (B) a fraction, the numerator of which is Net Sales for such period and the denominator of which is $40,000,000.

•	Milestone 1 Payment (2018 Net Sales). Teleflex Urology will pay additional merger consideration equal to the product of (a) 1.50 multiplied by (b) the difference between (x) Net Sales for the period from January 1, 2018 through December 31, 2018 minus (y) Net Sales for the period from January 1, 2017 through December 31, 2017.

•	Milestone 2 Payment (2019 Net Sales). Teleflex Urology will pay additional merger consideration equal to the product of (a) 1.50 multiplied by (b) the difference between (x) Net Sales for the period from January 1, 2019 through December 31, 2019 minus (y) Net Sales for the period from January 1, 2018 through December 31, 2018 (or, if Net Sales for calendar year 2018 are lower than the then-applicable Net Sales High-water Mark (as described below), the then applicable Net Sales High-water Mark).

•	Milestone 3 Payment (2020 Net Sales). Teleflex Urology will pay additional merger consideration equal to the product of (a) 1.50 multiplied by (b) the difference between (x) Net Sales for the period from January 1, 2020 through December 31, 2020 minus (y) Net Sales for the period from January 1, 2019 through December 31, 2019 (or, if Net Sales for calendar year 2019 are lower than the then-applicable Net Sales High-water Mark (as described below), the then applicable Net Sales High-water Mark).

•	For purposes of the Merger Agreement, the Net Sales High-water Mark at any particular time means the highest Net Sales for any full calendar year, from and after (and inclusive of) calendar year 2017, completed prior to such time.

The milestone payments are subject to a customary dispute resolution process and in the event of certain Milestone Delay Events (as defined in the Merger Agreement) that generally relate to material decreases in sales as a result of governmental actions affecting Teleflex, there may be additional payments as further described in the Merger Agreement. In no event shall the sum of such payments described in this paragraph together with the Milestone 1 Payment, Milestone 2 Payment and Milestone 3 Payment be greater than $300,000,000 and together with the 2018 Initial Milestone Payment, be greater than $375,000,000.

The obligation of parties to consummate the Merger is subject to the satisfaction or waiver of customary closing conditions as set forth in the Merger Agreement, including the expiration or termination of any waiting period applicable under the Hart-Scott Rodino Act.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature, including covenants (i) for each of the parties to use their reasonable best efforts to take, or cause to be taken, all appropriate action to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement, (ii) for NeoTract to conduct its business in the ordinary course and to be bound by customary restrictions relating to the operation of its business until the closing, and (iii) for NeoTract not to solicit, encourage, initiate or engage in discussions or negotiations with any person (other than Teleflex and the other parties to the Merger Agreement) concerning any alternative transactions with respect to NeoTract.

The Merger Agreement includes certain termination provisions for both NeoTract and Teleflex and provides that either party to the Merger Agreement, subject to certain exceptions and limitations, may terminate the Merger Agreement if the Merger is not consummated by November 30, 2017.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, attached hereto as Exhibit 2.1, which is incorporated herein by reference.

The representations and warranties of the parties contained in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement. In addition, such representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made to Teleflex, Teleflex Urology and Merger Sub in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this Form 8-K filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding NeoTract or its subsidiaries or business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their subsidiaries or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Teleflex’s public disclosures.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this report:

2.1*	Agreement and Plan of Merger, dated as of September 4, 2017, by and among Teleflex Incorporated, Teleflex Urology Limited, Naples Merger Sub Inc. and NeoTract, Inc.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2017

TELEFLEX INCORPORATED

By:	/s/ James J. Leyden
Name:	James J. Leyden
Title:	Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of September 4, 2017, by and among Teleflex Incorporated, Teleflex Urology Limited, Naples Merger Sub Inc. and NeoTract, Inc.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.